Exhibit 99.1

PRESS RELEASE

Liberty Global to Present at the 2013 Citi Global Internet, Media and Telecommunications Conference

Englewood, Colorado - January 4, 2013:

Liberty Global, Inc. (“Liberty Global”) (NASDAQ: LBTYA, LBTYB and LBTYK) will be presenting at the 2013 Citi Global Internet, Media and Telecommunications Conference on Wednesday, January 9, 2013 at 11:15 a.m. PST at the Bellagio Hotel in Las Vegas, Nevada. Liberty Global may make observations concerning its historical operating performance and outlook. The presentation will be webcast live at www.lgi.com. We intend to archive the webcast under the investor relations section of our website for approximately 30 days.

About Liberty Global
Liberty Global is the leading international cable company, with operations in 13 countries. We connect people to the digital world and enable them to discover and experience its endless possibilities. Our market-leading television, broadband internet, and telephony services are provided through next-generation networks and innovative technology platforms that connect 20 million customers who subscribe to 34 million services as of September 30, 2012.

Liberty Global's consumer brands include UPC, Unitymedia, Kabel BW, Telenet and VTR. Our operations also include Chellomedia, our content division, UPC Business, a commercial services division and Liberty Global Ventures, our investment fund. For more information, please visit www.lgi.com.

Liberty Global Contacts
Investor Relations                    Corporate Communications
Christopher Noyes    +1 303 220 6693        Hanne Wolf        +1 303 220 6678
Oskar Nooij        +1 303 220 4218        Bert Holtkamp        +31 20 778 9800